EXHIBIT 10.6


              SEPARATION AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS



EMPLOYEE:                                           Joel J. Kocher

DATE OF HIRE:                                       January 16, 1998

DATE OF TERMINATION:                                August 1, 2005

COMPLETION DEADLINE PER PARAGRAPH 12(E):            August 9, 2005



     THIS SEPARATION AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS (hereinafter "the Agreement") is entered into by and among Interland, Inc. ("the Company"), and the employee identified above ("Employee").

BACKGROUND

     Employee and the Company are terminating their employment relationship and desire to settle fully and finally all differences between them that may arise out of or relate to Employee's employment with the Company and all other claims Employee has or may have through the Effective Date.

     NOW, THEREFORE, in consideration of this recital, the mutual agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree, promise and covenant as to each of the following:

     1. Capacity to Execute. Each of the parties represents and warrants that she/he or it is legally viable and competent to enter into this Agreement, is relying on independent judgment and the advice of legal counsel and has not been influenced, pressured or coerced to any extent whatsoever in making this Agreement by any representations or statements made by the Company and/or any person or persons representing the Company, and that the individuals executing this Agreement on her/his or its behalf are authorized to do so. Each of the parties further represents and warrants that she/he or it has not sold, assigned, transferred, conveyed or otherwise disposed of all or any part of the claims released hereunder, whether known or unknown.

     2.   Specific Consideration Provided to Employee.

          (a) In exchange for the release provided hereunder and other good and valuable consideration, and following the Effective Date assuming that this Agreement is not revoked pursuant to Section 12, the Company will:

          i) to the extent that Employee elects to employ separate counsel, reimburse 50% of reasonable attorneys' fees of such counsel actually incurred by Employee in connection with certain pending litigation styled Heitman v. Communitech.net, Inc. et al. and pending in Jackson County, Missouri (the "Heitman Litigation") in which Employee is a defendant, up to a maximum reimbursement of

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               $60,000 per twelve-month period, beginning as of the Effective
               Date (as defined below), subject to limits placed on such indemnification by applicable law (including but not limited to the Minnesota Business Corporation Act and state and federal securities law and related regulations) ("Applicable Law") and to Employee's continued compliance with the terms of Employee's Employment and Noncompete Agreement dated as of January 16, 1998 (the "Employment Agreement"), including but not limited to the terms regarding competition, solicitation of customers and suppliers, and interference or diversion of business, and provided that such reimbursement shall cease if the Company becomes aware of circumstances which indicate that Employee is not entitled to such indemnification under Applicable Law or is in violation of the terms of the Employment Agreement. This reimbursement does not supersede Employee's rights to indemnification, advancement of expenses, or insurance coverage under the Indemnification Agreement dated January 15, 1998, by and between the Company and Employee; the Company's Bylaws; the Minnesota Business Corporation Act; applicable insurance policies; and any other agreement, contract, law, or otherwise under which Employee is entitled to indemnification, advancement of expenses, or insurance coverage, for liability, fees, and costs associated with (i) the Heitman Litigation or any other previously asserted or noticed claims, or (ii) claims arising after the Effective Date. Employee shall be entitled to reimbursement under this Section 2(a)(i) only if the Employee delivers proof of payment of reasonable attorneys' fees in connection with the Heitman Litigation and a request for reimbursement of 50% of same (in such form as the Company may reasonably require) to the Company's Legal Department, at the address specified in Section 21(b) hereof, within thirty (30) days of Employee's receipt of invoices for such attorneys' fees. The Company shall reimburse Employee for 50% of such attorneys' fees within thirty (30) days of receiving from Employee such proof of payment and request for reimbursement. Provided, however, that the foregoing does not supersede the Employee's rights to full indemnification, advancement of expenses, or insurance coverage under the Indemnification Agreement dated January 15, 1998, by and between the Company and Employee, to the extent that Employee does not employ separate counsel as described therein. Notwithstanding the foregoing, Employee may submit proof of up to $12,800 in reasonable attorneys' fees incurred prior to the Effective Date and receive reimbursement for those fees, provided that any amount so reimbursed will count toward the $60,000 limit for the first 12 month period.

          ii)  in lieu of any payments or benefits to be provided pursuant to
               Section 3 of the Employment Agreement, pay Employee an amount in cash equal to $360,000 plus an amount equal to 12 months for COBRA reimbursement, less all legally required deductions and withholdings. The Severance Amount will be paid out in equal bi-weekly installments on the dates, corresponding to the Company's normal payroll processing dates, beginning with the first such date to occur after the Effective Date, as defined in
               Section 12(e) hereof, and ending on the last such date to occur on or before December 31, 2005. Notwithstanding the foregoing and the terms of individual stock option grants to Employee and in accordance with Section 3 of the Employment Agreement, Employee may exercise during the Transition Period, as that Period is described in Section 2(a) of the Employment Agreement, and for thirty days following the termination of the Transition Period, any stock options that have vested or that will vest during the Transition Period.



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          (b)  The severance obligations set forth in Section 2 are the total payment and severance obligations under this Agreement, which represent payments and obligations that Employee would not otherwise be entitled to receive from the Company. Accordingly, Employee understands and warrants that no further amount is or shall be due or claimed to be due from the Company and/or from any other person or entity released in Section 3 below with respect to any claim or claims released in Section 3 below, including, but not limited to, any and all claims for attorneys' fees and the costs of litigation (other than as set forth in Section 2(a)(i)) that she/he may have under any federal, state or local law, common law or in equity. Provided, however, that the severance obligations do not supersede Employee's rights to indemnification, advancement of expenses, or insurance coverage under the Indemnification Agreement dated January 15, 1998, by and between the Company and Employee; the Company's Bylaws; the Minnesota Business Corporation Act; applicable insurance policies; and any other agreement, contract, law, or otherwise under which Employee is entitled to indemnification, advancement of expenses, or insurance coverage, for liability, fees, and costs associated with (i) the Heitman litigation or any other previously asserted or noticed claims, or (ii) claims arising after the Effective Date.

          (c) Employee agrees to be responsible for, and to pay in a timely manner, all federal, state and local taxes that may be due on all payments hereunder, and she/he further agrees to indemnify and hold harmless the Company from any and all costs and expenses that it may incur in the future if any federal, state, or local government agency or any other person or entity asserts that any withholding, taxes, or other amounts should have been paid by the Company in connection with this payment, and such indemnification shall include, but not be limited to, any taxes, interest, penalties, and reasonable attorneys' fees incurred by the Company in connection therewith.

     3.   Mutual Release of all Claims by the Parties.

          (a) In consideration of the concessions provided for in Section 2 and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, Employee and her/his heirs, executors, administrators, agents, assigns, receivers, attorneys, servants, legal representatives, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise, wards, and any other representative or entity acting on her/his or their behalf, pursuant to, or by virtue of the rights of any of them, do hereby now and forever unconditionally release, discharge, and acquit the Company and any parent, subsidiary or related companies, and any and all of their employees, agents, administrators, assigns, receivers, attorneys, servants, legal representatives, affiliates, predecessors and successors in interest, regardless of form, and trustees in bankruptcy or otherwise, from any and all claims, rights, demands, actions, suits, damages, losses, expenses, liabilities, indebtedness, and causes of action, of whatever kind or nature that accrued from the beginning of time through the Effective Date, regardless of whether known or unknown, and regardless of whether asserted by Employee to date, including,

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               but not limited to, all claims for or relating to assault, battery, negligence, negligent hiring, negligent retention, negligent supervision, negligent training, negligent or intentional infliction of emotional distress, false imprisonment, defamation (whether libel or slander), personal injury, bodily injury, bad faith, pain and suffering, medical expenses, wage and hour, lost income and earnings (including, but not limited to, back pay, front pay and any other form of present or future income, benefits and/or earnings), equitable reinstatement, breach of any express or implied contract, breach of the covenant of good faith and fair dealing, workers' compensation, wrongful termination, wrongful demotion, wrongful failure to promote, wrongful deprivation of a career opportunity, discrimination (including disparate treatment and disparate impact), hostile work environment, quid pro quo sexual harassment, retaliation, any request to submit to a drug or polygraph test, and/or whistleblowing, whether said claim(s) are brought pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. ss. 1981, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the Pregnancy Discrimination Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act or any other constitutional, federal, regulatory, state or local law, or under the common law or in equity. Provided, however, that this Section 3(a) will not terminate Employee's right to indemnification under the Indemnification Agreement, to the extent allowed by Applicable Law, for advancement of expenses, or insurance coverage under the Indemnification Agreement dated January 15, 1998, by and between the Company and Employee; the Company's Bylaws; the Minnesota Business Corporation Act; applicable insurance policies; and any other agreement, contract, law, or otherwise under which Employee is entitled to indemnification, advancement of expenses, or insurance coverage, for liability, fees, and costs associated with (i) the Heitman litigation or any other previously asserted or noticed claims, or (ii) claims arising after the Effective Date.

          (b) In consideration of the concessions provided for in Section 3(a) and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the Company and any parent, subsidiary or related companies, and any and all of their employees, agents, administrators, assigns, receivers, attorneys, servants, legal representatives, affiliates, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise, and any other representative or entity acting on its or their behalf, do hereby now and forever unconditionally release, discharge, and acquit Employee and his heirs, executors, administrators, agents, receivers, attorneys, servants, legal representatives, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise, wards, pursuant to, or by virtue of the rights of any of them, from any and all claims, rights, demands, actions, suits, damages, losses, expenses, liabilities, indebtedness, and causes of action, of whatever kind or nature, of which the Company presently has knowledge, arising out of or related to acts commencing from the beginning of time through the Effective Date, including, but not limited to, any claims under other constitutional, federal, regulatory, state or local law, or under the common law or in equity. The burden of proving the

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               actual knowledge of the Company of such events, occurrences or omissions giving rise to a claim against Employee shall be the Employee's burden, and shall only be established by the actual, conscious knowledge of (a) an officer of the Company who is a Vice President of the Company or higher, or (b) the General Counsel of the Company, or (c) the Board of Directors of the Company, or (d) an appropriate committee of the Board of Directors constituted for a purpose related to the events, occurrences or omissions at issue. Provided, however, that this
               Section 3(b) will not terminate the Company's right to defend against any claims asserted pursuant to the rights reserved by Employee in Section 3(a).

     4.   Covenant Not-to-Sue.

          (a) Employee covenants and agrees not to file or initiate a lawsuit against the Company in regard to any claims, demands, causes of action, suits, damages, losses and expenses released pursuant to
               Section 3(a), and Employee will ask no other person or entity to initiate such a lawsuit on her/his behalf. If Employee breaches this covenant and agreement, Employee must immediately repay and refund to the Company all payments she/he received pursuant to
               Section 2, and Employee shall also indemnify and hold harmless the Company, any related companies, and any of their officers, owners, directors, employees and agents from any and all costs incurred by any and all of them, including their reasonable attorneys' fees, in defending against any such lawsuit. Notwithstanding the foregoing, Employee retains the right to bring suit against the Company to enforce the provisions of this Agreement and to enforce his rights to indemnification, advancement of expenses, or insurance coverage under the Indemnification Agreement dated January 15, 1998, by and between the Company and Employee; the Company's Bylaws; the Minnesota Business Corporation Act; applicable insurance policies; and any other agreement, contract, law, or otherwise under which Employee is entitled to indemnification, advancement of expenses, or insurance coverage, for liability, fees, and costs associated with (i) the Heitman litigation or any other previously asserted or noticed claims, or (ii) claims arising after the Effective Date.

          (b) The Company covenants and agrees not to file or initiate a lawsuit against Employee in regard to any claims, demands, causes of action, suits, damages, losses and expenses released pursuant to Section 3(b) and the Company will ask no other person or entity to initiate such a lawsuit on her/his behalf. If the Company breaches this covenant and agreement, the Company shall also indemnify and hold harmless Employee, any related entities, and any of their officers, owners, directors, employees and agents from any and all costs incurred by any and all of them, including their reasonable attorneys' fees, in defending against any such lawsuit. Provided, however, that this Section 3(b) will not terminate the Company's right to defend against any claims asserted pursuant to the rights reserved by Employee in Sections 3(a) and 4(a).

     5. No Proceedings Initiated. Employee represents and warrants that neither she/he nor anyone acting on her/his behalf has filed or initiated any charge or claim against the Company in any administrative or judicial proceeding.

     6. Return of Company Property. Employee further promises, represents and warrants that she/he has returned or will return to the Company, upon the execution of this Agreement: (a) all property of the Company, including, but not limited to, any and all files, records, credit cards, keys, identification cards/badges, computer access codes, computer programs, instruction manuals, equipment (including computers) and business plans; (b) any other property which Employee prepared or helped to prepare in connection with Employee's employment with the Company; and (c) all documents, including logs or diaries (except personal diaries), all tangible materials, including audio and video tapes, all intangible materials (including computer files), and any and all copies or duplicates of any such tangible or intangible materials, including any duplicates, copies, or transcriptions made of audio or video tapes, whether in handwriting or typewritten, that are in the possession, custody or control of Employee or her/his attorneys, agents, family members, or other representatives, which are alleged to support in any way any of the claims Employee has released under this Agreement, including but not limited to, all audio and videotapes involving any officer, director, shareholder, executive, manager, employee, agent, representative or attorney of the Company; provided that Employee has retained copies of the items described on Schedule 6 attached hereto.

     7. No Voluntary Assistance. Employee hereby covenants and agrees that she/he will not voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action against the Company, including without limitation by providing testimony or other information, audio or video recordings, or documents, except under compulsion of law. If compelled to testify, nothing contained herein shall in any way inhibit or interfere with Employee providing completely truthful testimony. Nor shall anything herein prevent Employee's full cooperation with any investigation or other proceeding by the EEOC or any other federal, state or local governmental agency.

     8. Attorneys' Fees and Costs. Other than as set forth in Section 2(a)(i), the parties to this Agreement, individually and collectively, shall be responsible for their own attorneys' fees and costs, and for extinguishing any attorneys' liens filed by their counsel of record. Employee understands and agrees that the payments contemplated in Section 2 include and encompass any and all claims with respect to attorneys' fees, costs, and expenses for and by any and all attorneys who have represented her/him, with whom she/he has consulted or who have done anything in connection with the subject matter of this Agreement or any of the claims being released hereunder. Provided, however, that the foregoing does not supersede Employee's rights to indemnification, advancement of expenses, or insurance coverage under the Indemnification Agreement dated January 15, 1998, by and between the Company and Employee; the Company's Bylaws; the Minnesota Business Corporation Act; applicable insurance policies; and any other agreement, contract, law, or otherwise under which Employee is entitled to indemnification, advancement of expenses, or insurance coverage, for liability, fees, and costs associated with (i) the Heitman litigation or any other previously asserted or noticed claims, or (ii) claims arising after the Effective Date.

     9. No Admission of Liability. The parties agree and acknowledge that this Agreement is a full and complete compromise of the matters released herein between the parties hereto; that neither the releases nor the negotiations for this Agreement and the settlement embodied herein, including all statements or communications made to date, shall be considered admissions by them.


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     10. Noncompete Acknowledgment. Employee has disclosed to Mr. Robert Lee a potential business venture in which he plans to engage following termination of the employment relationship, i.e. www.PatRiley.com, as described on Schedule 10 attached hereto. Employee represents that he will not breach the provisions of the Employment and Noncompete Agreement dated January 16, 1998. In return, the Company acknowledges that Employee's involvement and participation in this venture, to the extent described in Schedule 10, will not be in breach of the Employment and Noncompete Agreement.

     11. Enforcement of this Agreement.

     (a) In the event of a default or breach of this Agreement, each party is free to pursue whatever legal or equitable remedies that may be available to her/him or it to seek judicial enforcement of this Agreement, whether by injunction, specific performance, an action for damages or otherwise.

     (b) Notwithstanding Section 8 above, the parties expressly acknowledge that any and all attorneys' fees and expenses incurred in any proceeding brought to enforce this Agreement as a result of a breach thereof shall constitute part of the damages recoverable for any such breach. Therefore, the prevailing party in any action to enforce this Agreement, in addition to any other relief granted, shall be entitled to recover its reasonable costs, including, without limitation, attorneys' fees, expenses and costs.

     12. OWBPA Rights.

     (a) Employee is advised to seek legal counsel regarding the terms of this Agreement. Employee acknowledges that he/she has either sought legal counsel or has consciously decided not to seek legal counsel, contrary to the Company's advice, regarding the terms and effect of this Agreement.

     (b) Employee acknowledges that this Agreement releases only those claims that exist as of the date of Employee's execution of this Agreement.

     (c) Employee acknowledges that he/she may take a period of 21 (twenty-one) days from the date of receipt of this Agreement within which to consider and sign this Agreement. If Employee fails to sign this Agreement, Employee shall not be entitled to the consideration provided in Section 2.

     (d) Employee acknowledges that he/she will have seven (7) days from the date of signing this Agreement to revoke the Agreement in writing in its entirety ("Revocation Period"). Employee acknowledges that the Agreement will not become effective or enforceable until the Revocation Period has expired. In the event the Employee chooses to revoke this Agreement, within the Revocation Period, he or she will:

          (1) Revoke the entire Agreement in a signed writing, delivered to the following person on or before the seventh (7th) day after he/she executed the Agreement:


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                          Interland Human Resources
                          303 Peachtree Center Ave., Suite 500
                          Atlanta, GA  30303

          (2) Forfeit all severance and payment rights of the Company that are contemplated by this Agreement; and

          (3) Return the full amount of consideration received, if any, to the Company along with the signed writing.

     (e) The "EFFECTIVE DATE" of this Agreement shall be the eighth (8th) day after the date Employee signs the Agreement, assuming the Employee has not revoked the Agreement in writing within the Revocation Period.

     13. Employee expressly acknowledges that the payments and the other consideration that he/she is receiving under this Agreement constitute material consideration for his/her execution of this Agreement, and represent valuable consideration to which he/she would not otherwise be entitled.

     14. Jurisdiction. The laws of the State of Georgia shall govern this Agreement, unless pre-empted by any applicable federal law controlling the review of this Agreement.

     15. Advice of Attorneys. The parties acknowledge that they have fully read, understood and unconditionally accepted this Agreement after consulting with their attorneys or having the opportunity to consult with an attorney, and acknowledge that this Agreement is mutual and binding upon all parties hereto regardless of the extent of damages allegedly suffered by any of the parties hereto.

     16. Counterparts. This Agreement may be signed in counterpart originals with the same force and effect as if signed in a single original document.

     17. Cooperation of the Parties. The parties to this Agreement agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement and the settlement embodied herein. Employee further agrees to fully cooperate with the Company in any and all investigations, inquiries or litigation whether in any judicial, administrative, or public, quasi-public or private forum, in which the Company is involved, whether or not Employee is a defendant in such investigations, inquiries, proceedings or litigation. Employee shall provide truthful and accurate testimony, background information, and other support and cooperation as the Company may reasonably request.

     18. Modification in Writing Only. Neither this Agreement nor any provision of this Agreement may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.

     19. No False Statements or Misrepresentation. Employee and the Company hereby warrant and represent that they have not made any false statements or misrepresentations in connection with this Agreement.


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     20. Headings and Captions. The headings and captions used in the Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

     21. Miscellaneous. Any notice required or permitted to be given by either party to the other party may be given by certified mail or overnight courier if to Employee to Employee's home address identified above and if to the Company to the Company at the following address or to the Company's headquarters address (if it should cease to be at the following address):

                           Interland, Inc.
                           303 Peachtree Center Ave., Suite 500
                           Atlanta, GA  30303
                           Attn: Human Resources Department

                           With a copy to:

                           Interland, Inc.
                           303 Peachtree Center Ave., Suite 500
                           Atlanta, GA  30303
                           Attn: Legal Department


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement.



                                         EMPLOYEE:



                                         -------------------------------
                                         Joel J. Kocher

                                         Date:
                                              --------------------------





                                         INTERLAND, INC.


                                         By:
                                            ----------------------------

                                         Its:
                                            ----------------------------

                                         Date:
                                            ----------------------------